Calculation of Filing Fee Tables
S-4
Rocket Companies, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.00001 per share	Other	120,041,104	$ 9.25	$ 1,400,933,913.75	0.0001531	$ 214,482.98
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,400,933,913.75		$ 214,482.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 214,482.98
Offering Note
[1]	Note 1(a) The number of shares of Class A common stock, par value $0.00001 per share, of Rocket Companies, Inc. ("Rocket" and, such shares, the "Rocket Class A common stock") being registered is based upon (i) the exchange ratio of 0.7926 shares of Rocket Class A common stock for each share of common stock, par value $0.001 per share, of Redfin Corporation ("Redfin" and, such shares, the "Redfin common stock") multiplied by (ii) an estimate of the maximum number of shares of Redfin common stock issued and outstanding or issuable or expected to be exchanged (including in respect of Redfin's equity awards and convertible notes) in connection with the merger of Redfin with and into a wholly owned subsidiary of Rocket (the "Merger"), as of April 2, 2025, which collectively equals 151,452,315. Note 1(b) The aggregate offering price is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is calculated using (i) the average of the high and low prices of Redfin common stock as reported on The Nasdaq Global Select Market on March 31, 2025 ($9.25) multiplied by (ii) the estimated maximum number of shares of Redfin common stock issued and outstanding or issuable or expected to be exchanged (including in respect of Redfin's equity awards and convertible notes) in the Merger (151,452,315). Note 1(c) The registration fee is calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001531.